UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2012

NORTHEAST COMMUNITY BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

United States	0-51852	06-178-6701
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

325 Hamilton Avenue, White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

(914) 684-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On June 28, 2012, the Board of Directors of Northeast Community Bank (the “Bank”), a wholly owned subsidiary of Northeast Community Bancorp, Inc. (the “Company”), and Jose M. Collazo (the “Executive”) entered into a Participation Agreement under the Northeast Community Bank Supplemental Executive Retirement Plan (the “SERP”). The Bank maintains the SERP to provide for the payment of supplemental retirement benefits to certain members of the Bank’s executive management.

Under the SERP, upon termination of employment on or after the normal retirement age of 65, the Executive will receive an annual retirement benefit equal to fifty percent (50%) of average base salary over the three-year period preceding termination of employment. Upon termination on or after age 60 and upon completing a minimum of 20 years of service the Executive may receive an early retirement benefit equal to the normal retirement benefit, reduced by .25% for each month by which the Executive’s age at termination is less than age 65. The early or normal retirement benefit is payable in equal monthly installments for the greater of the Executive’s lifetime or 15 years following retirement.

In the event of termination due to disability, the Executive will receive the early retirement benefit or normal retirement benefit due under the SERP if he has reached age 65 prior to termination. If the Executive has not attained early retirement age prior to termination due to disability, he will receive a benefit equal to his accrued benefit under the plan as of the date of termination.

The SERP provides that upon the death of the Executive while actively employed, the Executive, or his beneficiary, would receive an actuarially equivalent lump sum benefit, calculated as if the Executive had attained age 65 prior to termination of employment.

The SERP provides that upon termination in connection with a change in control the Executive, or his beneficiary, would receive an actuarially equivalent lump sum benefit, calculated as if he had attained age 65 prior to termination of employment. All benefits received under this plan count towards the Executive’s 280G Limits. No benefits are payable under the supplemental executive retirement plan upon the Executive’s termination for cause (as defined in the SERP).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Northeast Community Bancorp, Inc.

Date: July 3, 2012	By:	/s/ Kenneth A. Martinek
Kenneth A. Martinek
Chairman, President and
Chief Executive Officer